Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III Joe R. Clark John R. Norris III	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	March 31, 2005	March 31, 2004
Rentals, royalties and other income	$2,579,261	$1,898,645
Land sales	--	339,139

Total income	$2,579,261	$2,237,784

Provision for income tax	$580,503	$470,151

Net income	$1,352,573	$1,177,773

Net income per sub-share	$.62	$.53

Average sub-shares outstanding during period	2,189,392	2,240,642